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As filed with the Securities and Exchange Commission on September 20, 1999
                                               Registration No. 33-
                                                                   -----------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                        LORONIX INFORMATION SYSTEMS, INC.
               (EXACT NAME OF ISSUER AS SPECIFIED IN ITS CHARTER)


        NEVADA                                         33-0248747
(STATE OF INCORPORATION)                 (I.R.S. EMPLOYER IDENTIFICATION NUMBER)




                                820 AIRPORT ROAD
                             DURANGO, COLORADO 81301
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                      1999 NON-STATUTORY STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)



                                JONATHAN C. LUPIA
                             CHIEF FINANCIAL OFFICER
                        LORONIX INFORMATION SYSTEMS, INC.
                                820 AIRPORT ROAD
                             DURANGO, COLORADO 81301
                                 (970) 259-6161
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)


                                   COPIES TO:

                           HENRY P. MASSEY, JR., ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                            PALO ALTO, CA 94304-1050
                                 (415) 493-9300


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

                         CALCULATION OF REGISTRATION FEE

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                                                                          PROPOSED               PROPOSED
         TITLE OF EACH CLASS OF                   MAXIMUM                  MAXIMUM                MAXIMUM             AMOUNT OF
               SECURITIES                          AMOUNT                 OFFERING               AGGREGATE           REGISTRATION
                 TO BE                             TO BE                    PRICE                OFFERING                FEE
               REGISTERED                        REGISTERED               PER SHARE                PRICE
-------------------------------------------------------------------------------------------------------------- --------------------
Common Stock
   ($0.001 par value) Options to be
   issued under 1999 Non-Statutory               200,000(1)                $9.10(2)            $1,820,000(2)           $505.96
Stock Option Plan.....................
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
(1) For the sole purpose of calculating the registration fee, the number of shares to be registered under this registration statement on Form S-8 (the "Registration Statement") is the number of shares authorized to be issued under the 1999 Non-Statutory Stock Option Plan. A total of 200,000 shares have been reserved for issuance under the 1999 Non-Statutory Stock Option Plan, all of which are being registered hereby.
(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended ("the Securities Act") solely for the purpose of calculating the registration fee. The price of $9.10 per share represents the weighted average exercise price based on (i) the weighted average exercise price of $8.421 per share for options to purchase a total of 81,000 shares of Common Stock outstanding under the 1999 Non-Statutory Stock Option Plan and (ii) $9.5625 per share (the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on September 16, 1999) for 119,000 shares of Common Stock reserved for issuance thereunder. The price in (ii) of the preceding sentence is used because the exercise price at which the options may be granted in the future is not currently determinable.

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

                        LORONIX INFORMATION SYSTEMS, INC.
                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INFORMATION INCORPORATED BY REFERENCE

         The following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

         (a) Loronix Information Systems, Inc.'s (the "Registrant") latest annual report dated December 31, 1998 filed with the Commission on March 26, 1999 pursuant to Section 13(a) under the Exchange Act of 1934, as amended (the "Exchange Act") which contains audited financial statements for the Registrant's latest fiscal year ended December 31, 1998 for which such statements have been filed.

         (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999, filed on May 11, 1999 pursuant to Section 13 of the Exchange Act.

                  The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1999, filed on July 28, 1999 pursuant to Section 13 of the Exchange Act.

         (c) The description of Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A dated August 17, 1994, filed pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Registrant's Articles of Incorporation limit, to the maximum extent permitted by Section 78.751 of Nevada General Corporation Law, the personal liability of directors and officers for monetary damages for breach of their fiduciary duties as directors or officers (other than liabilities arising from acts or omissions which involve intentional misconduct, fraud or knowing violations of law or the payment of distributions in violation of Section 78.300 of Nevada General Corporation Law). The Articles of Incorporation provide further that the Registrant shall indemnify to the fullest extent permitted by Nevada General Corporation Law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer, employee or agent of the Registrant or any predecessor of the Registrant or serves or served at any other enterprise as a director, officer, employee or agent at the request of the Registrant or any predecessor to the Registrant. Subject to the Registrant's Restated Articles of Incorporation, the Bylaws provide that the Registrant shall indemnify directors and officers for all costs and expenses reasonably incurred by or imposed upon him or her in connection with or resulting from any action, suit or proceeding to which he may be made a party by reason of his being or having been a director or officer of the Registrant, except in relation to matters as to which a recovery shall be had against him by reason of his having been finally adjudged in such action, suit or proceeding to have been derelict in the performance of his duties as such director or officer.

         The Registrant has entered into separate indemnification agreements with its directors and officers. These agreements require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from actions not taken in good faith or in a manner the indemnitee believed to be opposed to the best interests of the Registrant) to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified and to obtain directors' liability insurance if available on reasonable terms. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. The Registrant believes that its Restated Articles of Incorporation and Bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8.  EXHIBITS

         EXHIBIT
         NUMBER                           DOCUMENT
         -------       ----------------------------------------------------
          4.1          1999 Non-Statutory Stock Option Plan.

          5.1 Opinion of Wilson Sonsini Goodrich & Rosati, P.C., as to legality of securities being registered.

         23.1          Independent Auditors' Consent.

         23.2          Consent of Counsel (See Exhibit 5.1)

         24.1          Power of Attorney (See Page II-6).

ITEM 9:           UNDERTAKINGS

         (A)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (B) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (C) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to Nevada General Corporation

Law, the Restated Articles of Incorporation of the Registrant, the Bylaws of the Registrant, Indemnification Agreements entered into between the Registrant and its officers and directors, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, as amended, the Registrant, a corporation organized and existing under the laws of the State of Nevada, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing the Registration Statement and has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Durango, State of Colorado, on this 20th day of September, 1999.

                               LORONIX INFORMATION SYSTEMS, INC.



                               By: /s/ Jonathan C. Lupia
                                  ------------------------------------------
                                  Jonathan C. Lupia
                                  Chief Operating Officer, Chief Financial
                                  Officer and Secretary

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward Jankowski and Jonathan C. Lupia, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (the "Registration Statement"), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    SIGNATURE                                     TITLE                                DATE

/s/ David T. Ledwell                 President and                               September 20, 1999
---------------------------          Chief Executive Officer
(David T. Ledwell)


/s/ Jonathan C. Lupia                Chief Operating Officer, Chief
---------------------------          Financial Officer and Secretary             September 20, 1999
(Jonathan C. Lupia)


/s/ Edward Jankowski                 Chairman of the Board                       September 20, 1999
---------------------------
(Edward Jankowski)


/s/ Louis E. Colonna                 Director
---------------------------                                                      September 20, 1999
(Louis E. Colonna)


/s/ George M. Duffy                  Director                                    September 20, 1999
---------------------------
(George M. Duffy)


/s/ C. Rodney Wilger                 Director                                    September 20, 1999
---------------------------
(C. Rodney Wilger)


/s/ Don W. Stevens                   Director                                    September 20, 1999
---------------------------
(Don W. Stevens)
